SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐  Soliciting Material Pursuant to §240.14a-12

eGain Communications Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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eGAIN COMMUNICATIONS

CORPORATION

345 East Middlefield Road

Mountain View, CA 94043

(650) 230-7500

November 3, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of eGain Communications Corporation that will be held on December 8, 2005, at 10:00 A.M., at 345 East Middlefield Road, Mountain View, California.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES MAY NOT BE VOTED WITH RESPECT TO EACH OF THE PROPOSALS UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

A copy of eGain’s 2005 Annual Report to Stockholders on Form 10-K is also enclosed.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Ashutosh Roy

Chief Executive Officer

eGAIN COMMUNICATIONS CORPORATION

Notice of Annual Meeting of Stockholders

to be held December 8, 2005

To the Stockholders of eGain Communications Corporation:

The Annual Meeting of Stockholders of eGain Communications Corporation, a Delaware corporation (“eGain”), will be held at 345 East Middlefield Road, Mountain View, California, on December 8, 2005, at 10:00 A.M., Pacific Time, for the following purposes:

1.	To elect directors to serve until the 2006 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified;

2.	To approve and adopt the eGain Communications Corporation 2005 Stock Incentive Plan;

3.	To ratify the appointment of BDO Seidman, LLP as eGain’s independent auditors; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

Stockholders of record as of the close of business on October 10, 2005 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at eGain’s offices, 345 East Middlefield Road, Mountain View, California 94043 ten days prior to the meeting.

It is important that your shares are represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors,

Stanley F. Pierson

Secretary

Mountain View, California

November 3, 2005

eGAIN COMMUNICATIONS CORPORATION

345 East Middlefield Road

Mountain View, CA 94043

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of eGain Communications Corporation, a Delaware corporation (“eGain” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of eGain to be held at 345 East Middlefield Road, Mountain View, California on December 8, 2005, 10:00 a.m., Pacific Time, and any postponement or adjournment thereof (the “Annual Meeting”). The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of eGain a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted “FOR” the election of the five nominees for director listed in this Proxy Statement and “FOR” approval of the proposals referred to in Items 2 and 3 in the Notice of Annual Meeting and described in this Proxy Statement.

Stockholders of record at the close of business on October 10, 2005 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the close of business on that date, eGain had 15,301,548 shares of common stock, $0.001 par value (the “common stock”), outstanding. The presence in person or by proxy of the holders of a majority of eGain’s outstanding shares of common stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of common stock is entitled to one vote for each share held as of the Record Date.

Directors are elected by a plurality vote. The five nominees for director who receive the most votes cast in their favor will be elected to serve as a director. Other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

The expense of printing, mailing proxy materials and solicitation of proxies will be borne by eGain. eGain will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the common stock. No additional compensation will be paid to such persons for such solicitation.

This Proxy Statement, the accompanying form of proxy and the Annual Report to Stockholders on Form 10-K for the fiscal year ended June 30, 2005, including financial statements, are being mailed to stockholders on or about November 3, 2005.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

The Board of Directors proposes the election of five directors of eGain to serve until the 2006 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

Names of the nominees and certain biographical information about them are set forth below:

Ashutosh Roy, age 39, co-founded eGain and has served as Chief Executive Officer and a Director of eGain since September 1997 and as President and Chief Executive Officer since October 1, 2003. From May 1995 through April 1997, Mr. Roy served as Chairman of WhoWhere? Inc., an Internet-services company co-founded by Mr. Roy. From June 1994 to April 1995, Mr. Roy co-founded Parsec Technologies, a call center company based in New Delhi, India. From August 1988 to August 1992, Mr. Roy worked as software engineer at Digital Equipment Corp. Mr. Roy holds a B.S. in Computer Science from the Indian Institute of Technology, New Delhi, a Masters degree in Computer Science from Johns Hopkins University and an MBA from Stanford University.

Gunjan Sinha, age 38, co-founded eGain and has served as a Director of eGain since inception in September 1997 and as President of eGain from January 1, 1998 until September 30, 2003. Since October 1, 2003, Mr. Sinha has served as Chairman of MetricStream Inc., a supplier of software applications for enterprise quality and compliance management. From May 1995 through April 1997, Mr. Sinha served as President of WhoWhere? Inc. an Internet-services company co-founded by Mr. Sinha. Prior to co-founding WhoWhere? Inc., Mr. Sinha was a hardware developer of multiprocessor servers at Olivetti Advanced Technology Center. In June 1994, Mr. Sinha co-founded Parsec Technologies. Mr. Sinha holds a degree in Computer Science from the Indian Institute of Technology, New Delhi, a Masters degree in Computer Science from UC Santa Cruz, and a Masters degree in Engineering Management from Stanford University.

Mark A. Wolfson, age 53, has served as a Director of eGain since June 1998. Dr. Wolfson has served as a Managing Partner of Oak Hill Capital Management, Inc. since 1998 and a Managing Partner of Oak Hill Capital Management II, LLC since 2004. Since 2001, Dr. Wolfson has held the title of Consulting Professor at the Stanford University Graduate School of Business, where he has been a faculty member since 1977, including a three-year term as Associate Dean, and formerly held the title of Dean Witter Professor. Dr. Wolfson serves on the board of directors of 230 Park Investors, Accretive Healthcare and Financial Engines. Dr. Wolfson holds a Ph.D. from the University of Texas, Austin and a B.S. and Masters degree from the University of Illinois.

David G. Brown, age 48, has served as a Director of eGain since August 2000. Since August 1999, Mr. Brown has served as the Managing Partner of Oak Hill Venture Partners. Prior to August 1999, Mr. Brown was Vice President and Chief Financial Officer of Keystone, Inc. Prior to May 1998, Mr. Brown served as a principal of Arbor Investors, LLC (since August 1995), as well as a Vice President of Keystone, Inc. (since August of 1993). Mr. Brown serves on the board of directors of ProQuest and several privately held companies. Mr. Brown holds a B.A. degree from Bowdoin College and an M.B.A. from the Amos Tuck School of Business Administration.

Phiroz P. Darukhanavala, age 57, has served as a member of eGain’s Board of Directors since September 2000. Dr. Darukhanavala has served in various capacities with BP Amoco p.l.c. and The British Petroleum Company since 1975, most recently as Vice President and Chief Technology Officer for Group Digital business. Before assuming his current position, Dr. Darukhanavala was Director of Global IT Services for the BP Group responsible for the rollout of the Common Operating Environment project worldwide and IT Functional Chief for BP-Exploration. Dr. Darukhanavala has also served as CIO of BP-Alaska and Director of BP-Exploration Business Systems. Dr. Darukhanavala holds a Ph.D. and M.S. degrees in Operations Research from Case Western Reserve University in Cleveland, Ohio.

Board Meetings and Committees

The Board of Directors held 5 meetings during fiscal 2005. All directors, with the exception of Mr. Sinha and Dr. Darukhanavala, attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve.

The Board of Directors has appointed a Compensation Committee, a Stock Option Committee, a Nominating and Corporate Governance Committee and an Audit Committee.

The members of the Compensation Committee are three non-employee directors, David G. Brown, Phiroz P. Darukhanavala and Mark A. Wolfson. The Compensation Committee held one meeting during fiscal 2005. The Compensation Committee’s functions are to assist in the implementation of, and provide recommendations with respect to, general and specific compensation policies and practices of eGain.

The members of the Stock Option Committee are Ashutosh Roy and Dr. Wolfson. The Stock Option Committee held three meetings in fiscal 2005 and took certain actions by written consent. The Stock Option Committee’s functions are to grant options to eGain’s employees and other service providers, consistent with eGain’s compensation policies and practices.

The members of the Nominating and Corporate Governance Committee are David G. Brown, Phiroz P. Darukhanavala and Mark A. Wolfson, each of whom has been determined to be independent in accordance with the rules of The Nasdaq Stock Market and the Securities and Exchange Commission. The Nominating and Corporate Governance Committee had one meeting in fiscal 2005. The Nominating and Corporate Governance Committee’s primary functions are to seek and recommend to the Board qualified candidates for election to the Board and to oversee matters of corporate governance, including the evaluation of the Board’s performance and processes, and assignment and rotation of members of the committees established by the Board. The Nominating and Corporate Governance Committee operates under the Nominating and Corporate Governance Committee Charter adopted by the Board in October 2004. The Charter is available at the Company’s website at: http://www.egain.com/IR.

The members of the Audit Committee are three non-employee directors, Mr. Brown, Dr. Darukhanavala and Dr. Wolfson, each of whom has been determined to be independent in accordance with the rules of The Nasdaq Stock Market and the Securities and Exchange Commission. Messrs. Wolfson and Brown are the financial experts, as defined by the Securities and Exchange Commission, on the Audit Committee. The Audit Committee held four meetings during fiscal 2005. The Audit Committee’s functions are to review the scope of the annual audit, monitor the independent auditor’s relationship with eGain, advise and assist the Board of Directors in evaluating the independent auditor’s examination, supervise eGain’s financial and accounting organization and financial reporting, and nominate, for approval of the Board of Directors, a firm of certified public accountants whose duty it is to audit the financial records of eGain for the fiscal year for which it is appointed.

Stockholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communications in writing to: Secretary, eGain Communications Corporation, 345 East Middlefield Road, Mountain View, California 94043. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Secretary will review any communications received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Code of Ethics

In October 2004, the Board approved a code of ethics applicable to the Board, senior management including financial officers, and all other employees. The Code of Ethics and Business Conduct (“Code of Ethics”) includes standards to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports filed with the Securities and Exchange Commission; compliance with laws; prompt internal reporting of violations of the Code of Ethics, and accountability for the adherence to the Code of Ethics. The Code of Ethics is available on the Company’s website at: http://www.egain.com/IR. Copies of the Code of Ethics are also available in print upon written request to Secretary, eGain Communications Corporation, 345 East Middlefield Road, Mountain View, California 94043.

Director Qualifications

The Nominating and Corporate Governance Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members given the current Board composition. The Nominating and Corporate Governance Committee believes that the Board should be comprised of individuals who have leadership qualities and a record of success in their arena of activity and who can make substantial contributions to Board operations. The assessment of Board candidates includes, but is not limited to, consideration of relevant industry experience, relevant financial experience, general business experience and compliance with independence and other qualifications necessary to comply with any applicable corporate and securities laws and the rules and regulations thereunder. Specific consideration shall also be given to: (i) contributions valuable to the business community, (ii) personal qualities of leadership, character, judgment and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, competence and adherence to the highest ethical standards, (iii) relevant knowledge and diversity of background and experience in such things as business, software development, manufacturing, technology, finance and accounting, marketing, international business, government and the like; or (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings. Other than the foregoing, there are no stated minimum criteria for director nominees. The Nominating and Corporate Governance Committee does, however, believe it is appropriate for at least one, and preferably, multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission rules, and that a majority of the members of the Board meet the definition of “independent director” under the rules of the Nasdaq Stock Market, although eGain is currently not subject to Nasdaq listing requirements. The Nominating and Corporate Governance Committee also believes it is appropriate for certain members of management to serve on the Board. When evaluating a candidate for the Board, the Nominating and Corporate Governance Committee does not assign specific weight to any of these factors nor does it believe that all of the criteria necessarily apply to every candidate. A director’s qualifications in light of the above-mentioned criteria is considered at least each time the director is nominated or re-nominated for Board membership.

Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by Board members and management of the Company. The Nominating and Corporate Governance Committee will consider persons recommended by the Company’s stockholders in the same manner as a nominee recommended by Board members, management, or a third-party executive search firm. A stockholder who wishes to suggest a prospective nominee for the Board should notify eGain’s Secretary or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate. After completing the evaluation and review, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the person who should be nominated to the Board, and the Board considers the nominees after evaluating the recommendation and report of the Nominating and Corporate Governance Committee.

Compensation of Directors

Directors of eGain do not currently receive any fees for service on the Board of Directors. Directors are reimbursed for their expenses for each meeting attended. Pursuant to eGain’s 1998 Stock Plan, each non-

employee director will receive, if re-elected as a director at the Annual Meeting, an option to purchase 500 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. Such options will vest on the first anniversary of the grant.

Compensation Committee Interlocks and Insider Participation

Messrs. Brown, Darukhanavala and Wolfson, all of whom are non-employee directors, serve as members of the Compensation Committee. None of eGain’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of eGain’s Board of Directors or Compensation Committee.

The Board of Directors recommends a vote “FOR” election as director of the nominees set forth above.

PROPOSAL 2

PROPOSAL TO APPROVE AND ADOPT THE eGAIN COMMUNICATIONS CORPORATION

2005 STOCK INCENTIVE PLAN

In March 2005, the Board of Directors approved the eGain Communications Corporation 2005 Stock Incentive Plan (the “2005 Stock Plan”), subject to the approval of eGain’s stockholders at the Annual Meeting. The following summary of the principal features of the 2005 Stock Plan is qualified by reference to the terms of the 2005 Stock Plan, a copy of which is available without charge upon stockholder request to Eric N. Smit, eGain Communications Corporation, 345 East Middlefield Road, Mountain View, California 94043, or by telephone at 650-230-7500.

2005 Stock Plan

The purpose of the 2005 Stock Plan is to assist eGain in the recruitment, retention and motivation of employees and of independent contractors who are in a position to make material contributions to eGain’s progress. The 2005 Stock Plan offers a significant incentive to the employees and independent contractors of eGain by enabling such individuals to acquire common stock, thereby increasing their proprietary interest in the growth and success of eGain.

The 2005 Stock Plan provides for the direct award or sale of shares of common stock, stock appreciation rights, stock units and for the grant of both incentive stock options, or ISOs, to purchase common stock intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonstatutory stock options, or NSOs, to purchase common stock that do not qualify for such treatment under the Code. All employees (including officers) of eGain or any subsidiary and any independent contractor who performs services for eGain or a subsidiary are eligible to purchase shares of common stock and to receive awards of shares or grants of NSOs. Only employees are eligible to receive grants of ISOs. As of June 30, 2005, 225 employees were eligible to be considered for the grant of options under the 2005 Stock Plan.

A total of 460,000 shares have been reserved for issuance under the 2005 Stock Plan. If any option, stock appreciation right or stock unit granted under the 2005 Stock Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option or right will once again be available for additional award. As of June 30, 2005, eGain had no outstanding options to purchase its common stock under the 2005 Stock Plan. As of September 22, 2005 the price per share of eGain’s common stock was $0.76 as reported on the over-the-counter bulletin board.

The Compensation Committee has not made any determination with respect to future awards under the 2005 Stock Plan, and any allocation of such awards will be made only in accordance with the provisions of the 2005 Stock Plan. eGain believes that the granting of options is necessary to attract the highest quality personnel as well as to reward and thereby retain existing key personnel. Moreover, the attraction and retention of such personnel is essential to the continued progress of eGain which ultimately is in the interests of eGain’s stockholders.

Administration

The 2005 Stock Plan is administered by the Board of Directors and the Compensation Committee. Subject to the limitations set forth in the 2005 Stock Plan, the Compensation Committee has the authority to determine, among other things, to whom options or other awards will be granted and shares will be sold, the number of shares, the term during which an option or other awards may be exercised and the rate at which the options may be exercised and the shares may vest.

Terms and Conditions of Restricted Shares

Each grant of restricted shares under the 2005 Stock Plan will be evidenced by a restricted stock agreement between the recipient and eGain. These restricted shares will be subject to all applicable terms of the 2005 Stock

Plan and may be subject to any other terms that are not inconsistent with the 2005 Stock Plan. The provisions of the various restricted stock agreements entered into under the 2005 Stock Plan need not be identical.

Terms and Conditions of Options

Stock Option Agreement.    Each grant of an option under the 2005 Stock Plan will be evidenced by a stock option agreement between the optionee and eGain. This option will be subject to all applicable terms and conditions of the 2005 Stock Plan and may be subject to any other terms and conditions which are not inconsistent with the 2005 Stock Plan and which the Compensation Committee deems appropriate for inclusion in a stock option agreement. The stock option agreement will specify whether the option is an ISO or an NSO. The provisions of the various stock option agreements entered into under the 2005 Stock Plan need not be identical.

Exercise Price.    Each stock option agreement will specify the exercise price of such option as determined by the Compensation Committee. The exercise price of an ISO will not be less than 100% of the fair market value of a share of eGain common stock on the date of grant, except as otherwise provided in the 2005 Stock Plan, and the exercise price of an NSO will not be less 100% of the fair market value of a share of eGain common stock on the date of grant. However, a stock option agreement may specify that the exercise price of an NSO may vary in accordance with a predetermined formula.

Exercisability and Term.    Each stock option agreement will specify the date when all or any installment of the option is to become exercisable. The stock option agreement will also specify the term of the option; provided that the term of an ISO will in no event exceed ten years from the date of grant. A stock option agreement may provide for accelerated exercisability in the event of the optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the optionee’s service.

Exercise of Options Upon Termination of Service.    Each stock option agreement will set forth the extent to which the optionee shall have the right to exercise the option following termination of the optionee’s service with eGain, and the right to exercise the option of any executors or administrators of the optionee’s estate or any person who has acquired such option directly from the optionee by bequest or inheritance.

Payment of Shares

The entire exercise price or purchase price for shares of common stock issued under the 2005 Stock Plan are payable in lawful money of the United States or, pursuant to the 2005 Stock Plan and if permitted by the stock option agreement, any of the following: surrender of stock, services rendered, cashless exercise, exercise and pledge arrangements or promissory note.

Terms and Conditions of Stock Appreciation Rights

SAR Agreement.    Each grant of a stock appreciation right, or SAR, under the 2005 Stock Plan will be evidenced by a SAR agreement between the optionee and eGain. Such SAR will be subject to all applicable terms of the 2005 Stock Plan and may be subject to any other terms that are not inconsistent with the 2005 Stock Plan. The provisions of the various SAR agreements entered into under the 2005 Stock Plan need not be identical. SARs may be granted in consideration of a reduction in the optionee’s other compensation.

Number of Shares.    Each SAR agreement will specify the number of shares of eGain common stock to which the SAR pertains.

Exercise Price.    Each SAR agreement will specify an exercise price. A SAR agreement may specify an exercise price that varies in accordance with a predetermined formula while the SAR is outstanding.

Exercisability and Term.    Each SAR agreement will specify the date when all or any installment of the SAR is to become exercisable. The SAR agreement will also specify the term of the SAR. A SAR agreement may provide for accelerated exercisability in the event of the optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the optionee’s service. SARs may be awarded in combination with options, and such an award may provide that the SARs will not be exercisable unless the related options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the 2005 Stock Plan may provide that it will be exercisable only in the event of a change in control of eGain.

Exercise of SARs.    Upon exercise of a SAR, the optionee (or any person having the right to exercise the SAR after his or her death) will receive from eGain (a) shares of eGain common stock, (b) cash or (c) a combination of shares and cash, as the Compensation Committee may determine. The amount of cash and/or the fair market value of shares of eGain common stock received upon exercise of SARs will, in the aggregate, be equal to the amount by which the fair market value (on the date of surrender) of the shares of eGain common stock subject to the SARs exceeds the exercise price.

Terms and Conditions of Stock Units

Stock Unit Agreement.    Each grant of stock units under the 2005 Stock Plan will be evidenced by a stock unit agreement between the recipient and eGain. Such stock units will be subject to all applicable terms of the 2005 Stock Plan and may be subject to any other terms that are not inconsistent with the 2005 Stock Plan. The provisions of the various stock unit agreements entered into under the 2005 Stock Plan need not be identical. Stock units may be granted in consideration of a reduction in the recipient’s other compensation.

Payment for Awards.    To the extent that an award is granted in the form of stock units, no cash consideration will be required of the award recipients.

Vesting Conditions.    Each award of stock units may or may not be subject to vesting. Vesting will occur, in full or in installments, upon satisfaction of the conditions specified in the stock unit agreement. A stock unit agreement may provide for accelerated vesting in the event of the participant’s death, disability or retirement or other events. The Compensation Committee may determine, at the time of granting stock units or thereafter, that all or part of such stock units will become vested in the event that a change in control occurs with respect to eGain.

Voting and Dividend Rights.    The holders of stock units will have no voting rights. Prior to settlement or forfeiture, any stock unit awarded under the 2005 Stock Plan may, at the Compensation Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one share of eGain common stock while the stock unit is outstanding. Dividend equivalents may be converted into additional stock units. Settlement of dividend equivalents may be made in the form of cash, in the form of shares of eGain common stock, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid will be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the stock units to which they attach.

Form and Time of Settlement of Stock Units.    Settlement of vested stock units may be made in the form of (a) cash, (b) shares of eGain common stock or (c) any combination of both, as determined by the Compensation Committee. The actual number of stock units eligible for settlement may be larger or smaller than the number included in the original award, based on predetermined performance factors. Methods of converting stock units into cash may include (without limitation) a method based on the average fair market value of shares of eGain common stock over a series of trading days. Vested stock units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the stock units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.

Amendment and Termination

The 2005 Stock Plan may be amended or terminated at any time by the Board of Directors, subject to applicable laws.

Effect of Certain Corporate Events

In the event of a subdivision of the outstanding common stock or a combination or consolidation of the outstanding common stock (by reclassification or otherwise) into a lesser number of shares, a spin-off or a similar occurrence, or declaration of a dividend payable in common stock, in cash, the Compensation Committee will make adjustments in the number and/or exercise price of options and/or the number of shares available under the 2005 Stock Plan, as appropriate.

In the event of a merger or other reorganization, outstanding options will be subject to the agreement of merger or reorganization. Such agreement will provide for the assumption of outstanding options by the surviving corporation or its parent, for their continuation by eGain (if eGain is the surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one share under the agreement of merger or reorganization and the exercise price for each option, or for the acceleration of the exercisability of each option followed by the cancellation of options not exercised, in all cases without the optionees’ consent.

California Law Compliance

The 2005 Stock Plan contains provisions designed to make such Plan comply with the requirements of the California Corporations Code.

Certain Federal Income Tax Consequences of Options Under the 2005 Stock Plan

Incentive stock options granted under the 2005 Stock Plan will be afforded favorable federal income tax treatment under the Code. If an option is treated as an incentive stock option, the optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon an optionee’s sale of the shares (assuming that the sale occurs more than two years after grant of the option and more than one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of either of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

All other options granted under the 2005 Stock Plan will be nonstatutory stock options and will not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon exercise of the nonstatutory stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. Upon an optionee’s resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long term capital gain or loss treatment if the shares have been held for more than one year. The Code provides for reduced tax rates for long term capital gains based on the taxpayer’s income and the length of the taxpayer’s holding period.

The recipient of a restricted share award will generally recognize ordinary compensation income when such shares are no longer subject to a substantial risk of forfeiture, based on the excess of the value of the shares at that time over the price, if any, paid for such shares. However, if the recipient makes a timely election under the

Code to be subject to tax upon the receipt of the shares, the recipient will recognize ordinary compensation income at that time equal to the fair market value of the shares over the price paid, if any, and no further ordinary compensation income will be recognized when the shares vest.

In the case of an exercise of a stock appreciation right or an award of stock units, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery.

We are generally entitled to a deduction for Federal income tax purposes equal to the amount of ordinary compensation income recognized by the recipient of an award at the time such income is recognized.

The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options or restricted shares, or to eGain. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of an optionee’s death.

The above description of tax consequences is based upon federal tax laws and regulations and does not purport to be a complete description of the federal income tax aspects of the 2005 Stock Plan.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
Assumed Stock Option Plans (1)	9,152	$57.94	—
1998 Stock Plan	574,486	$7.15	46,176
2005 Stock Incentive Plan	—	—	460,000
Equity compensation plans not approved by security holders
Assumed Stock Option Plans (1)	73	$40.75	—
2000 Non-Management Plan	186,707	$12.38	11,909
2005 Management Plan	962,400	$0.64	—

Total	1,732,818	$4.37	518,085

(1)	Includes the aggregate number of securities to be issued upon exercise of options assumed in connection with our acquisition of several companies. There are no remaining options available for future issuance under these plans.

2000 Non-Management Plan

In July 2000, eGain’s Board of Directors adopted the 2000 Non-Management Plan (the “2000 Non-Management Plan”) which provides for the grant of nonstatutory stock options and stock purchase rights to employees of eGain. A total of 200,000 shares of common stock were reserved for issuance under the Non-Management Plan. As of September 22, 2005, there were 188,277 options outstanding 10,389 options available for issuance under the 2000 Non-Management Plan.

2005 Management Stock Option Plan

In May 2005, eGain’s Board of Directors adopted the 2005 Management Stock Option Plan (the “2005 Management Plan”) pursuant to which, the Compensation Committee may grant NSOs to purchase up to 962,400 shares of eGain common stock, at an exercise price of not less than 100% of the fair market value of such common stock, to directors, officers and key employees of the Company and its subsidiaries. Options granted under the 2005 Management Plan are subject to vesting as determined by the Compensation Committee. The options are exercisable for up to five (5) years from the date of grant.

The Board of Directors recommends a vote “FOR” approval and adoption of eGain’s 2005 Stock Plan.

PROPOSAL 3

RATIFICATION OF INDEPENDENT AUDITORS

Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of BDO Seidman, LLP as eGain’s independent auditors for the fiscal year ending June 30, 2006, subject to ratification by the stockholders. BDO Seidman, LLP audited eGain’s financial statements for the fiscal year ending June 30, 2005. Representatives of BDO Seidman, LLP are expected to be present at eGain’s Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not provided, the Board of Directors will review its future selection of eGain’s independent auditors.

The Board of Directors recommends a vote “FOR” ratification of BDO Seidman LLP as eGain’s independent auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of Common Stock of eGain as of September 22, 2005 for the following:

•	each person or entity who is known by eGain to own beneficially more than 5% of the outstanding shares of eGain’s common stock;

•	each of eGain’s current directors;

•	eGain’s chief executive officer and four other most highly compensated executive officers during the fiscal year ended June 30, 2005; and

•	all directors and executive officers of eGain as a group.

Unless otherwise noted, the address of each named beneficial owner is that of eGain.

The percentage ownership is based on 15,301,548 shares of eGain common stock outstanding as of September 22, 2005. All options and warrants exercisable within 60 days after September 22, 2005 are deemed to be beneficially owned by the person or entity holding such options and warrants. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Certain Beneficial Owners:
OHCP GenPar, L.P. (1) 201 Main Street, Suite 1620 Ft. Worth, TX 76102	4,407,803	28.6%
J. Taylor Crandall (2) 201 Main Street, Suite 3100 Ft. Worth, TX 76102	1,449,379	9.4
Elliott Associates, L.P. (3) 712 Fifth Avenue New York, NY 10019	1,309,707	8.6
Granite Private Equity III, LLC (4) One Cablevision Center Liberty, NY 12754	1,113,245	7.3
Deutsche Bank A.G. (5) 60 Wall Street New York, NY 10005	982,275	6.4

Management:
Ashutosh Roy (6)	1,429,568	9.0
Gunjan Sinha (7)	1,115,543	7.3
Promod Narang (8)	219,708	1.4
Eric Smit (9)	174,558	1.1
Anurag Juneja (10)	18,920	*
Mark A. Wolfson (11)	18,166	*
David G. Brown (12)	17,666	*
Phiroz P. Darukhanavala (13)	11,000	*
William Paschen (14)	7,702	*
All executive officers and directors as a group (9 persons) (15)	3,012,832	18.8

*	Indicates less than one percent.
(1)	Includes 4,151,749 shares that are beneficially owned and 134,726 shares subject to an immediately exercisable warrant held by Oak Hill Capital Partners, L.P. and 117,873 shares that are beneficially owned and 3,455 shares subject to an immediately exercisable warrant held by Oak Hill Capital Management Partners, L.P. OHCP MGP, LLC, a Delaware limited liability company, is the general partner of OHCP GenPar, L.P., a Delaware limited partnership, which is the general partner of Oak Hill Capital Partners, L.P. and consequently has voting control and investment discretion over securities held by Oak Hill Capital Partners, L.P. OHCP MGP, LLC disclaims beneficial ownership of the shares held by Oak Hill Capital Partners, L.P. OHCP MGP, LLC, a Delaware limited liability company, is the general partner of OHCP GenPar, L.P., a Delaware limited partnership, which is the general partner of Oak Hill Capital Management Partners, L.P and consequently has voting control and investment discretion over securities held by Oak Hill Capital Management Partners, L.P. OHCP MGP, LLC disclaims beneficial ownership of the shares held by Oak Hill Capital Management Partners, L.P. Mark Wolfson, a director of eGain, is a vice president of Oak Hill Capital Management, Inc., a Delaware corporation which provides management and consulting services to Oak Hill Capital Partners, L.P. and Oak Hill Capital Management Partners, L.P. and is a principal of Oak Hill Venture Partners, a related entity of the above-referenced entities. David Brown, a director of eGain, is the managing partner of Oak Hill Venture Partners, a related entity of the above-referenced entities.
(2)	Includes 1,375,185 shares that are beneficially owned and 70,153 shares subject to an immediately exercisable warrant held by FW Investors V, L.P., a Delaware limited partnership, and 4,041 shares held by Group III 31, LLC. FW Management II, L.L.C., a Delaware limited liability company is the general partner of FW Investors V, L.P. and consequently has voting control and investment discretion over securities held by FW Investors V, L.P. FW Management II, L.L.C. disclaims beneficial ownership of the shares held by FW Investors V, L.P. J. Taylor Crandall is the sole member of FW Management II, L.L.C. and Group III 31, LLC.
(3)	Represents 1,309,700 shares beneficially owned by Elliott International, L.P. Paul E. Singer is the general partner of Elliott Associates, L.P. and consequently has voting control and investment discretion over securities held by Elliott Associates, L.P. Elliott International Capital Advisors, Inc., is attorney-in-fact for Elliott International, L.P. (formerly known as Westgate International, L.P.) and consequently has voting control and investment discretion over securities held by Elliott International, L.P. Mr. Singer is the President of Elliott International Capital Advisors, Inc.
(4)	Represents 1,113,245 shares beneficially owned. Alan Gerry is the managing member of Gerry Holding Co. II, LLC, which is the managing member of Granite Private Equity III, LLC and consequently has voting control and investment discretion over securities held by Granite Private Equity III, LLC.
(5)	Represents 982,275 shares beneficially owned as estimated by eGain.
(6)	Includes 852,603 shares that are beneficially owned, 469,675 shares subject to an immediately exercisable warrant and 107,290 shares subject to immediately exercisable options.
(7)	Includes 1,114,543 shares that are beneficially owned and 1,000 shares that would be beneficially owned upon exercise of director options.
(8)	Includes 143,525 shares that are beneficially owned and 76,183 shares that would be beneficially owned upon exercise of options.
(9)	Includes 144,947 shares that are beneficially owned and 29,611 shares that would be beneficially owned upon exercise of options.
(10)	Includes 1,328 shares that are beneficially owned and 17,592 shares that would be beneficially owned upon exercise of options.
(11)	Represents 16,166 shares that are beneficially owned as a result of the distribution by FW Ventures I, L.P. and 2,000 shares that would be beneficially owned upon exercise of director options held by Mr. Wolfson. Mark Wolfson, a director of eGain, is a vice president of Oak Hill Capital Management, Inc., a Delaware corporation which provides management and consulting services to Oak Hill Capital Partners, L.P. and Oak Hill Capital Management Partners, L.P. Mr. Wolfson disclaims beneficial ownership as to the shares owned by OHCP GenPar, L.P. and related entities.

(12)	Represents 16,166 shares that are beneficially owned as a result of the distribution by FW Ventures I, L.P. and 1,500 shares that would be beneficially owned upon exercise of director options held by Mr. Brown. David Brown, a director of eGain, is the managing partner of Oak Hill Venture Partners, a related entity of the above-referenced entities. Mr. Brown disclaims beneficial ownership as to the shares owned by OHCP GenPar, L.P. and related entities.
(13)	Represents 11,000 shares that would be beneficially owned upon exercise of director options held by Mr. Darukhanavala.
(14)	Includes 137 shares that are beneficially owned and 7,565 shares that would be beneficially owned upon exercise of options.
(15)	Includes 253,741 shares subject to currently exercisable options or options exercisable within 60 days of September 22, 2005. Also includes 469,675 shares subject to an immediately exercisable warrant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes information concerning compensation paid to eGain’s Chief Executive Officer and each of eGain’s other four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities to eGain during the fiscal years ended June 30, 2005, 2004 and 2003. These individuals are referred to as the “named executive officers.”

Name and Principal Position					Long-Term Compensation
	Fiscal Year	Annual Compensation			Security Underlying Options (#)
		Salary($)	Bonus($)	Other($)
Ashutosh Roy (1) President, Chief Executive Officer and Chairman	2005 2004 2003	24 29,183 50,012	— — —	— — —	500,000 — 625

Promod Narang (2) Vice President of Products & Technology	2005 2004 2003	150,000 121,600 93,461	— 2,772 4,327	— — —	90,000 35,000 1,080

Eric Smit (3) Chief Financial Officer	2005 2004 2003	147,115 143,500 128,212	— — 15,000	— — —	70,000 10,000 9,000

Anurag Juneja (4) Vice President, Solutions	2005 2004 2003	132,000 109,075 85,906	45,135 25,350 30,039	— — —	25,000 4,000 1,034

William Paschen (5) Regional Vice President of Sales	2005 2004 2003	123,750 97,500 83,520	119,268 136,016 105,740	— — —	25,000 1,500 475

(1)	Mr. Roy’s grant of an option to purchase 625 shares in fiscal 2003 was immediately vested in full. Mr. Roy’s grant of an option to purchase 500,000 shares in fiscal 2005 vests as to 1/48 of the shares each full month.
(2)	Mr. Narang’s grant of an option to purchase 1,080 shares in fiscal 2003 was immediately vested in full. Mr. Narang’s grant of an option to purchase 35,000 shares in fiscal 2004 vests as to 1/48 of the shares each full month. Mr. Narang’s grant of an option to purchase 90,000 shares in fiscal 2005 vests as to 1/48 of the shares each full month.
(3)	Mr. Smit’s grant of an option to purchase 1,500 shares in fiscal 2003 was immediately vested in full. Mr. Smit’s grant of an option to purchase 7,500 shares in fiscal 2003 vests as to 1/48 of the shares each full month. Mr. Smit’s grant of an option to purchase 10,000 shares in fiscal 2004 vests as to 1/48 of the shares each full month. Mr. Smit’s grant of an option to purchase 70,000 shares in fiscal 2005 vests as to 1/48 of the shares each full month.
(4)	Mr. Juneja’s grant of an option to purchase 1,034 shares in fiscal 2003 was immediately vested in full. Mr. Juneja’s grant of an option to purchase 4,000 shares in fiscal 2004 vests as to 1/48 of the shares each full month. Mr. Juneja’s grant of an option to purchase 25,000 shares in fiscal 2005 vests as to 1/48 of the shares each full month.
(5)	Mr. Paschen’s grant of an option to purchase 475 shares in fiscal 2003 was immediately vested in full. Mr. Paschen’s grant of an option to purchase 1,500 shares in fiscal 2004 vests as to 1/48 of the shares each full month. Mr. Paschen’s grant of an option to purchase 25,000 shares in fiscal 2005 vests as to 1/48 of the shares each full month.

Recent Option Grants

The following tables set forth certain information as of June 30, 2005 and for the fiscal year then ended with respect to stock options granted to and exercised by the individuals named in the Summary Compensation Table above.

Name	Number of Securities Underlying Options	Percentage of Total Options Granted to Employees in Fiscal 2005	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
					5%($)	10%($)
Ashutosh Roy	500,000	36.9	0.64	05/27/15	201,280	510,080
Promod Narang	90,000	6.6	0.64	05/27/15	36,230	91,814
Eric Smit	70,000	5.2	0.64	05/27/15	28,179	71,411
Anurag Juneja	25,000	1.9	0.64	05/27/15	10,064	25,504
William Paschen	25,000	1.9	0.64	05/27/15	10,064	25,504

(1)	Potential realizable value assumes that the stock price increases from the exercise price from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of approximately 62.9% (at 5% per year) and 159.4% (at 10% per year). The assumed annual rates of appreciation are specified in SEC rules and do not represent eGain’s estimate or projection of future stock price growth.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Unexercised Options at June 30, 2005		Value of Unexercised In-the Money Options at June 30, 2005 (1)
			Exercisable/Unexercisable		Exercisable/Unexercisable
Ashutosh Roy	—	$—	55,207	447,917	$521	$4,479
Promod Narang	—	—	62,929	106,250	$94	$806
Eric Smit	—	—	20,497	71,303	$73	$627
Anurag Juneja	—	—	14,363	24,980	$26	$224
William Paschen	—	—	4,805	23,240	$26	$224

(1)	Calculated on the basis of the fair market value of the underlying securities at June 30, 2005 ($0.65 per share) minus the exercise price. Some options listed in the table have an exercise price that is greater than the fair market value.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The following report on executive compensation is provided by the Compensation Committee of the Board of Directors (the “Compensation Committee”) to assist stockholders in understanding the committee’s objectives and procedures in establishing the compensation of eGain’s executive officers and describes the basis on which it made fiscal 2005 compensation determinations. The Compensation Committee is currently comprised of three non-employee directors. In making its determinations, the Compensation Committee relied, in part, on independent surveys and public disclosures of compensation of management of companies in the ecommerce software industry.

Compensation Objectives

The Compensation Committee believes that compensation of eGain’s executive officers should:

•	encourage creation of stockholder value and achievement of strategic corporate objectives by providing management with longer term incentives through equity ownership by management;

•	provide a competitive total compensation package that enables eGain to attract and retain, on a long-term basis, high caliber personnel;

•	provide total compensation opportunity that is competitive with companies in eGain’s industry, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance; and

•	provide fair compensation consistent with internal compensation programs.

Key Elements of Executive Compensation

The compensation of executive officers is based upon eGain’s financial performance as well as an evaluation of eGain’s progress in the achievement of certain business objectives, including the execution of corporate and collaborative agreements, the expansion of eGain’s business and the attainment of certain operational and research and development milestones in eGain’s technology development programs, as well as the achievement of individual business objectives by each executive officer. eGain’s existing compensation structure for executive officers generally includes a combination of salary and stock options and may include cash bonuses for performance determined to be deserving of such bonuses by the Compensation Committee.

Salary.    Salary levels are largely determined through comparisons with companies of similar headcount and market capitalizations or complexity in the ecommerce software industry. Actual salaries are based on individual performance contributions within a competitive salary range for each position that is established through job evaluation of responsibilities and market comparisons. The Compensation Committee, on the basis of its knowledge of executive compensation in the industry, believes that eGain’s salary levels for the executive officers, other than Mr. Roy, are at a level that the Compensation Committee, at the time such salary determinations were made, considered to be reasonable and necessary given eGain’s financial resources and the stage of its development. Mr. Roy’s salary was set at $24 per annum at his request beginning October 2003. The Compensation Committee reviews salaries on an annual basis. At such time, the Compensation Committee may change each executive officer’s salary based on the individual’s contributions and responsibilities over the prior 12 months and changes in median comparable company pay levels.

Stock Options.    The Compensation Committee believes that by providing those persons who have substantial responsibility for the management and growth of eGain with an opportunity to increase their ownership of eGain stock through stock option grants, the interests of stockholders and executive officers will be closely aligned. Therefore, executive officers are eligible to receive stock options when the Compensation Committee performs its annual salary review; although the Stock Option Committee, at its discretion, may grant options at other times in recognition of exceptional achievements. The number of shares underlying stock options granted to executive officers is based on competitive practices in the industry as determined by independent surveys and the Compensation Committee’s knowledge of industry practice.

Chief Executive Officer Compensation

Ashutosh Roy is eGain’s Chief Executive Officer. From the beginning of fiscal year 2004 through October 15, 2003, Mr. Roy’s salary was $100,000 per annum. In October 2003 at the request of Mr. Roy, the Compensation Committee reduced Mr. Roy’s salary to $24.00 per annum. Mr. Roy made this request in light of the continued difficult economic environment surrounding eGain’s industry and as part of eGain’s commitment to reduce its expense and pursue profitability.

eGain’s policy is generally to qualify compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. However, eGain reserves the discretion to pay compensation to its executive officers that may not be deductible.

Mr. Roy is a member of the Board of Directors, but did not participate in matters involving the evaluation of his own performance or the setting of his own compensation.

Compensation Committee

Mark A. Wolfson

David G. Brown

Phiroz P. Darukhanavala

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors (the “Audit Committee”) operates under a written charter adopted by the Board of Directors on April 24, 2001. The current members of the Audit Committee are Mark A. Wolfson, David G. Brown and Phiroz P. Darukhanavala, each of whom meets the independence standards established by The Nasdaq Stock Market.

The Audit Committee performs the following activities:

•	overseeing eGain’s financial reporting process on behalf of the Board of Directors; and

•	providing independent, objective oversight of eGain’s accounting functions and internal controls.

The Audit Committee reviewed and discussed the audited financial statements contained in the 2005 Annual Report on Form 10-K with eGain’s management and its independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally acceptable in the United States.

The Audit Committee met privately with the independent auditors, and discussed issues deemed significant by the auditors, including those required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended. In addition, the Audit Committee discussed with the independent auditors their independence from eGain and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees). The Audit Committee also considered BDO’s provision of non-audit services to eGain and determined that such provision of such services was compatible with maintaining the independence of BDO.

In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in eGain’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, for filing with the Securities and Exchange Commission.

Audit Committee

Mark A. Wolfson

David G. Brown

Phiroz P. Darukhanavala

INFORMATION CONCERNING INDEPENDENT AUDITORS

On March 25, 2004, the Company terminated the firm of Ernst & Young LLP (“E&Y”) as the Company’s independent accountant.

The reports of E&Y on the financial statements of the Company for the fiscal year ended June 30, 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that E&Y’s report on the Company’s financial statements for such fiscal year contained an explanatory paragraph related to the Company’s ability to continue as a going concern.

In connection with its audit for fiscal 2003 and through March 25, 2004, there had been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which if not resolved to the satisfaction of E&Y would have caused E&Y to make reference thereto in their report on the financial statements for such fiscal year.

On March 31, 2004, the Company appointed and engaged BDO Seidman, LLP (“New Accountant”) as the Company’s principal independent accountant to audit its financial statements. This change of independent accountants and the appointment and engagement of the New Accountant was approved by the Audit Committee of the Company’s Board of Directors at a meeting on March 25, 2004.

Neither the Company nor anyone engaged on its behalf has consulted with the New Accountant during its fiscal year ended June 30, 2003 nor during any subsequent interim period prior to the appointment of the New Accountant as auditor for the remainder of the fiscal year 2004 audit regarding (i) the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any other matters or reportable events as set forth in Items 304(a)(2)(i) and 304(a)(2)(ii) of Regulation S-K.

Principal Accounting Fees and Services

The aggregate fees for professional services by the Company’s independent auditors and certain of their international affiliates in fiscal 2005 and fiscal 2004 for these various services to the Company and its subsidiaries were:

Audit Fees

The aggregate audit fees billed or to be billed by BDO Seidman, LLP for professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements was approximately $178,000 for fiscal 2005 and $125,200 for fiscal 2004.

The aggregate audit fees billed or to be billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements were approximately $100,000 for fiscal 2004.

Audit-Related Fees

The aggregate fees billed or to be billed by BDO Seidman, LLP or certain of its international affiliates for services delivered in the U.K., Europe and India related to the ability to render a U.S. GAAP opinion on the Company’s or its subsidiaries financial statements or regulatory compliance reasonable related to the performance of review of Company’s or its subsidiaries financial statements was approximately $29,000 for fiscal 2005 and $46,000 for fiscal 2004.

The aggregate fees billed or to be billed by Ernst & Young LLP or certain of its international affiliates for services delivered in the U.K., Europe and India related to the ability to render a U.S. GAAP opinion on the Company’s or its subsidiaries financial statements or regulatory compliance reasonable related to the performance of review of Company’s or its subsidiaries financial statements were approximately $12,500 for fiscal 2004.

Tax Fees

The aggregate fees billed or to be billed by BDO Seidman, LLP for professional services related to tax advice, tax compliance, tax auditing, tax planning and foreign tax matters were approximately $42,625 for fiscal 2005 and $21,165 for fiscal 2004.

The aggregate fees billed or to be billed by Ernst & Young LLP for professional services related to tax advice, tax compliance, tax auditing, tax planning and foreign tax matters were approximately $20,000 for fiscal 2004.

All Other Fees

There were no fees billed to the Company by BDO Seidman, LLP for the fiscal year ended June 30, 2005 and 2004 for services and products to the Company and its subsidiaries other than those reported in the categories above. The aggregate fees billed or to be billed by Ernst & Young LLP and certain of its international affiliates for services and products to the Company and its subsidiaries other than those reported in the categories above were approximately $11,000 for fiscal 2004. The nature of the other services included real estate and other miscellaneous services.

Policy on Pre-Approval of Retention of Independent Auditors

The engagement of BDO Seidman, LLP and certain of its international affiliates for non-audit accounting and tax services performed for the Company is limited to those circumstances where these services are considered integral to the audit services that it provides or in which there is another compelling rationale for using its services. Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services for which the Company engages BDO Seidman, LLP and certain of its international affiliates require pre-approval by the Audit Committee. The percentage of Statutory Audit Fees, Tax Fees and All Other Fees, out of all fees paid to BDO Seidman, LLP and certain of its international affiliates, and all as approved by the Audit Committee in accordance with these procedures, was 100% for fiscal 2005 and 35% for fiscal 2004.

As noted in the report of the Audit Committee at page 20 of this proxy statement, the Audit Committee considered the provision by BDO Seidman, LLP and certain of its international affiliates of non-audit services to the Company and determined that the provision of these services was compatible with maintaining the independence of BDO Seidman, LLP.

STOCK PRICE PERFORMANCE GRAPH

The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of eGain’s common stock with a Self-Determined Peer Group (the “Peer Group”) and the CRSP Total Return Index for the Nasdaq U.S. and Foreign Stocks (the “Nasdaq Composite Index”), assuming an investment of $100 in each on September 23, 1999. eGain’s common stock is traded on the Nasdaq National Market. The comparisons in the table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of eGain’s common stock.

Companies in the Self-Determined Peer Group:

eGain Communications Corp.

Kana Software Inc.

Art Technology Group Inc.

Onyx Software Corporation

RELATED PARTY TRANSACTIONS

Since July 1, 2004, there has not been any transaction or series of transactions to which eGain was or is a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of any class of eGain’s voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the transactions described below.

Transactions with Management, Directors and Others

Holders of a majority of the outstanding common stock of eGain Communications Corporation approved a proposal to amend the company’s certificate of incorporation resulting in the conversion of all of the outstanding shares of 6.75% Series A Cumulative Convertible Preferred Stock into 11.6 million shares of common stock at the company’s annual meeting held on December 15, 2004. The conversion of all outstanding Series A Preferred Stock and accreted dividends into common stock was effective on December 23, 2004 and each issued and outstanding share of Series A Preferred, along with all accrued dividends thereon, converted into 13,097 shares of common stock.

In the past, eGain has granted options to purchase common stock to its directors and executive officers. eGain intends to grant such options to its directors and executive officers in the future. See “Proposal One—Compensation of Directors” and “EXECUTIVE COMPENSATION—Recent Option Grants.”

Business Relationships

eGain has entered into indemnification agreements with each of its directors and executive officers. Such agreements require eGain to indemnify such individuals to the fullest extent permitted under Delaware law.

It is eGain’s current policy that all transactions between eGain and its officers, directors, 5% stockholders and eGain’s affiliates will be entered into only if these transactions are approved by a majority of the disinterested directors, are on terms no less favorable to eGain than could be obtained from unaffiliated parties and are reasonably expected to benefit eGain.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

Proposals of stockholders of eGain that are intended to be presented by such stockholders at eGain’s 2006 Annual Meeting must be received by the Secretary of eGain no later than July 6, 2006 in order that they may be included in eGain’s proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in the eGain proxy statement for the 2006 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of eGain at the principal executive offices of eGain and otherwise complies with the provisions of its Bylaws. To be timely, eGain’s Bylaws provide that eGain must have received the stockholder’s notice not less than 50 days nor more than 75 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 65 days prior to the meeting date, eGain must receive the stockholder’s notice by the close of business on the 15th day after the earlier of the day eGain mailed notice of the annual meeting date or provided such public disclosure of the meeting date.

OTHER MATTERS

eGain knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, eGain’s directors, executive officers and any persons holding more than 10% of eGain’s common stock are required to report their initial ownership of eGain’s common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and eGain is required to identify in this Proxy Statement those persons who failed to timely file these reports. All of the filing requirements were satisfied for fiscal 2005 except that in June 2005, due solely to administrative error that was corrected as soon as it was determined, the Company made late Form 4 filings with respect to options granted and Series A preferred stock conversion issuance to executives Eric Smit, Promod Narang and Ashutosh Roy.

ANNUAL REPORT ON FORM 10-K

A copy of eGain’s combined annual report to stockholders and Annual Report on Form 10-K for the fiscal year ended June 30, 2005 accompanies this proxy statement. An additional copy will be furnished without charge to beneficial stockholders or stockholders of record upon request to Chief Financial Officer, eGain Communications Corporation, 345 East Middlefield Road, Mountain View, California 94043.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

eGain’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005 was filed with the Securities and Exchange Commission on September 28, 2005. The following portions of the Annual Report are incorporated in this proxy statement by reference:

•	Reports of Independent Registered Public Accounting Firm

•	Consolidated Balance Sheets

•	Consolidated Statements of Operations

•	Consolidated Statements of Stockholders’ Equity

•	Consolidated Statements of Cash Flow

•	Notes to Consolidated Financial Statements

•	Selected Consolidated Financial Data

•	Management’s Discussion and Analysis of Financial Condition and Results of Operation

•	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

•	Quantitative and Qualitative Disclosure About Market Risk

Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By order of the Board of Directors,

Ashutosh Roy

Chief Executive Officer

November 3, 2005

é    FOLD AND DETACH HERE     é

PROXY

eGain Communications Corporation

Proxy Solicited by the Board of Directors

for the Annual Meeting of Stockholders, December 8, 2005

(see Proxy Statement for discussion of items)

The undersigned hereby appoints Ashutosh Roy and Eric Smit as proxy, with power of substitution, to vote all shares of eGain Communications Corporation Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2005 Annual Meeting of Stockholders of eGain Communications Corporation, or any adjournment thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

eGain Communications Corporation

c/o Computershare

P.O. Box 8594

Edison, NJ 08818-8694

é    FOLD AND DETACH HERE    é

☒

Please mark your

votes as in this

example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 and 3.

				FOR	AGAINST	ABSTAIN

1. Re-election of five directors to serve for the ensuing year until their successors are duly elected and qualified or until earlier death or resignation.		2.	The proposal to approve and adopt eGain Communications Corporation 2005 Stock Incentive Plan.	☐	☐	☐

Nominees:	(01) Ashutosh Roy, (02) Gunjan Sinha, (03) Mark A. Wolfson, (04) David G. Brown, and (05) Phiroz P. Darukhanavala	3.	The appointment of BDO Seidman, LLP as Independent Auditors.	☐	☐	☐

☐ FOR THE NOMINEES	☐ WITHHELD FROM THE NOMINEES

☐ For all nominees except as noted above		The shares represented by this Proxy Card will be voted as specified above, but if no specification is made they will be voted FOR Items 1, 2 and 3 and at the discretion of the proxies on any other matter that may properly come before the meeting.

		MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

NOTE:    Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.

Please sign, date and return promptly in the accompanying envelope.

		Signature:	Date: